Exhibit 99B.5(b)

LIBERTY LIFE ASSURANCE COMPANY OF BOSTON

VARIABLE LIFE INSURANCE SUPPLEMENTAL APPLICATION

1. PLAN	☐ Single Premium Single Life Variable Life Insurance		☐ Single Premium Last Survivor Variable Benefit Agreement
☐ Flexible Premium Single Life Variable Life Insurance			☐ Other

2. INSURED A	First	MI	Last	Date of Birth	Social Security Number
				/ /	- -

3. INSURED B	First	MI	Last	Date of Birth	Social Security Number
				/ /	- -

PAYMENT ALLOCATION	Allocations must total 100%.		The minimum percentage allocation is [5%] and must be in whole numbers.

4. ASSET ALLOCATION MODEL				If chosen do not complete allocation percentages below.
Asset Allocation Models are rebalanced quarterly.
4A. FIXED ACCOUNT	%
4B. SUB-ACCOUNTS	Please make no more than [10] selections
AIM V.I. Government Securities	%	Dreyfus IP Technology Growth		%	MFS VIT High Income	%
AIM V.I. International Growth	%	Dreyfus Stock Index		%	MFS VIT Utilities	%
AIM V.I. Technology	%	Dreyfus VIF Appreciation		%	MFS VIT Investors Trust	%
AIM V.I. Capital Appreciation	%	Dreyfus Socially Responsible Growth		%	MFS VIT Research	%
Columbia Strategic Income	%	Dreyfus IP Emerging Leaders		%	MFS VIT Capital Opportunities	%
Columbia High Yield	%	Franklin Money Market		%	MFS VIT Emerging Growth	%
Columbia Large Cap Value	%	Franklin Strategic Income		%	Columbia Money Market	%
Columbia Small Cap Value	%	Templeton Growth		%	Columbia Asset Allocation	%
		Franklin Growth and Income		%	Columbia Large Cap Growth	%
		Franklin Large Cap Growth		%	Other	%

SPECIAL REQUESTS					Yes	No
5.					Is Dollar Cost Averaging elected? ☐	☐
6.					Is Account Rebalancing elected? (Do not complete if an Asset Allocation Model is used.) ☐	☐
7.					Please indicate if you refuse Telephone Transfer privileges. ☐
If you answered Yes to questions 5 or 6, applicable administrative form(s) must be completed and submitted for your elections to be effective.

SUITABILITY
PLEASE READ CAREFULLY					Yes	No
8.			Did you receive the current prospectus for the life contract applied for?		☐	☐
9.			Do you understand that the contract values including the Death Benefit may increase or decrease, depending on the investment performance of the sub-accounts?		☐	☐
10.			Do you understand that the contract may lapse only if the surrender value becomes insufficient to cover the Monthly Deductions?		☐	☐
11.			Do you understand that the initial payment may be held in the Fixed Account until after your Right to Return period expires?		☐	☐
12.			Do you believe that this contract is consistent with your insurance needs and financial objectives?		☐	☐

THE AMOUNT AND DURATION OF THE DEATH BENEFIT AND OTHER VALUES PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, THE FIXED ACCOUNT EARNINGS AND CONTRACT CHARGES. SEPARATE ACCOUNT VALUES ARE VARIABLE AND MAY INCREASE OR DECREASE. THESE VALUES ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

I/we, the Owner(s), declare that the statements and answers in this supplemental application are complete and true to the best of my/our knowledge and belief and agree that they will become part of any contract of insurance issued by the Company.

Signature of Insured A			Signature of Insured B

Signature of Joint Owner			Signature of Owner if Other than Insured(s)

Dated at	on
	City and State	Date	Signature of Registered Representative